Exhibit 99.4

WSRH VSP MEZZ, LP and WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Balance Sheet

(unaudited)

Assets	September 30,
Current assets:	2007
Cash and cash equivalents	$2,985,681
Cash held by hotel manager	1,765,837
Restricted cash	1,407,981
Accounts receivable, net of allowance for doubtful accounts
of $60,252	2,131,371
Inventories	468,917
Prepaid expenses	846,815
Total current assets	9,606,602
Investment in hotel property:
Building and improvements	59,919,179
Furniture, fixtures, and equipment	15,780,470
75,699,649
Less accumulated depreciation	(8,809,375)
Total investment in hotel property, net of
accumulated depreciation	66,890,274

Other assets	428,281
Deferred financing costs, net of accumulated amortization	877,089
Total assets	$77,802,246

Liabilities and Partners’ Capital
Current liabilities:
Accrued interest payable	$547,936
Accounts payable and accrued expenses	2,783,948
Accrued real estate taxes	780,000
Advance deposits	1,587,853
Deferred income	948,181
Total current liabilities	6,647,918
Notes payable	89,250,000
Total liabilities	95,897,918
Commitments and contingencies
Partners’ capital	(18,095,672)
Total liabilities and partners’ capital	$77,802,246

See accompanying notes to combined consolidated financial statements.

1

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Statement of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2007	2006
Department revenues:
Rooms	$14,938,835	$15,040,829
Food and beverage	14,154,997	14,633,778
Telephone	373,738	224,477
Other	6,065,123	5,631,577
Total department revenues	35,532,693	35,530,661
Department expenses:
Rooms	3,354,396	3,494,483
Food and beverage	9,857,470	9,984,308
Telephone	178,425	175,401
Other	3,394,466	3,213,046
Total department expenses	16,784,757	16,867,238
Operating expenses:
Sales and marketing	2,617,531	2,570,103
General and administrative	2,737,413	2,598,537
Utilities	1,539,192	1,526,178
Repairs and maintenance	1,562,331	1,484,930
Insurance and claims expense	864,605	886,618
Management fee	1,134,223	1,140,919
Real estate taxes	836,143	1,025,410
Ground rent	1,311,295	1,256,250
Depreciation	3,240,273	2,771,980
Training and relocation	99,690	115,730
Other	210,471	161,924
Total operating expenses	16,153,167	15,538,579
Operating income	2,594,769	3,124,844

Other expenses:
Interest expense	3,517,016	2,724,218
Amortization of deferred financing costs	363,235	49,362
Total other expenses	3,880,251	2,773,580
Net income (loss)	$(1,285,482)	$351,264

See accompanying notes to combined consolidated financial statements.

2

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Combined Consolidated Statement of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,285,482)	$351,264
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,603,508	2,822,888
Change in fair market value of interest rate caps	37,971	8,982
Changes in assets and liabilities:
Accounts receivable, net	(363,661)	(1,339,971)
Inventories	99,320	(21,588)
Prepaid expenses	(169,640)	(530,060)
Other assets	359,738	490
Accrued interest payable	314,885	31,354
Accounts payable and accrued expenses	(183,271)	2,374
Accrued real estate taxes	780,000	944,470
Advance deposits	580,207	126,927
Deferred income	(225,235)	-
Net cash provided by operating activities	3,548,340	2,397,130
Cash flows from investing activities:
Capital additions to hotel property	(5,495,360)	(3,264,207)
Restricted cash	2,962,268	1,702,989
Net cash provided by (used in) investing activities	(2,533,092)	(1,561,218)
Cash flows from financing activities:
Proceeds from notes payable	89,250,000	-
Payment of notes payable	(53,750,000)	-
Payment of deferred financing costs	(1,141,601)	-
Due to affiliate	(545,076)	(326,190)
Distributions	(31,181,391)	-
Net cash used in financing activities	2,631,932	(326,190)

Net change in cash and cash equivalents held by hotel manager	3,647,180	509,722

Cash and cash equivalents and cash held by hotel manager, beginning of period	1,104,338	1,353,847
Cash and cash equivalents and cash held by hotel manager, end of period	$4,751,518	$1,863,569

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,202,131	$2,692,864

See accompanying notes to combined consolidated financial statements.

3

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

(1)	Organization

WSRH VSP Mezz, LP (WSRH VSP Mezz), a Delaware limited partnership, was formed on June 17, 2005 by WSRH VSP Mezz GP, LLC (VSP Mezz GP), as general partner, and WSRH Holdings, LLC (WSRH Holdings) as limited partner. VSP Mezz GP is a wholly owned subsidiary of WSRH Holdings. VSP Mezz GP and WSRH Holdings own 0.5% and 99.5%, respectively, of WSRH VSP Mezz. On the same date, WSRH Club VSP, LLC (Club VSP), a Delaware limited liability company, was formed by WSRH Holdings. The limited partnership agreements provide that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests. Also, on the same date, WSRH VSP Mezz formed WSRH VSP, GP, LLC (WSRH VSP) and WSRH VSP, LP (VSP LP). WSRH VSP Mezz, VSP Mezz GP, WSRH VSP, VSP LP, and Club VSP shall exist until terminated, as provided in the limited partnership and operating agreements. VSP LP and Club VSP were formed to acquire, own, and operate the Renaissance VSP Hotel and its golf, marina, tennis, and social clubs (the Hotel), a 360-room hotel in St. Petersburg, Florida. An independent hotel operator operates the Hotel under an existing management agreement (note 5). The Hotel was acquired on June 17, 2005.

The accompanying combined consolidated financial statements include the accounts of WSRH VSP Mezz, Club VSP, and each of their consolidated subsidiaries (collectively, “the Partnership”). The accounts of WSRH VSP Mezz, Club VSP, and their consolidated subsidiaries have been combined in the accompanying combined consolidated financial statements as such entities are under common management and share interests in the Hotel. The effects of all significant intercompany balances and transactions between WSRH VSP Mezz, Club VSP, and their consolidated subsidiaries have been eliminated in combination and consolidation.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The Hotel’s fiscal periods presented for the nine months ended September 30, 2007 and 2006, are the forty-week periods ended October 5, 2007 and October 6, 2006, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments, purchased with an original maturity date of three months or less including treasury and government money market funds. The Partnership places its cash and cash equivalents balances with high credit quality and federally insured institutions. Cash and cash equivalents balances with any one institution may be in excess of federally insured limits or may be invested in nonfederally insured mutual funds.

Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Partnership.

5	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

Restricted Cash

Restricted cash includes amounts reserved for debt service as required pursuant to the terms of the notes payable agreement (note 3). At September 30, 2007, these escrow balances were approximately $782,786 and are included in the accompanying combined consolidated balance sheet.

Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Investment in Hotel Property

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Partnership does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at September 30, 2007.

Acquisitions

The acquisition of the Hotel was accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Partnership’s results of operations from the date of acquisition. The Partnership has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, building and improvements, furniture, fixtures, and equipment, and other acquired intangibles.

6	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

The Hotel offers individuals the option to become members of its golf, marina, tennis, and social clubs. These individuals are required to pay a one time initiation fee and annual membership dues. Currently, the fees are non-refundable as these fees and dues offer members exclusive rights to use the Hotel’s golf course, marina and tennis facilities located on the Hotel’s property for the duration of their membership. The memberships do not have stated terms and are not transferable.

The Partnership defers golf, marina, tennis, and social club membership fees and recognizes revenue over the average expected life of an active membership (currently seven years) on a straight-line basis. Golf, marina, tennis, and social club annual dues are recognized as earned throughout the membership year. At September 30, 2007, deferred membership revenue was approximately $948,181. The Partnership recorded revenue of approximately $2,938,265 and $2,828,605 for the nine months ended September 30, 2007 and 2006, respectively, and is recorded in other revenue in the accompanying combined consolidated statement of operations.

Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value would be recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or expense).

Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. The Partnership is subject to certain state and local income taxes which are not material to the financial statements.

7	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs of $877,089 are shown net of accumulated amortization at September 30, 2007.

Use of Estimates

In preparing the combined consolidated financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, Financial Accounting Standards Board Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of FIN 47 the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)	Notes Payable

On June 17, 2005, the Partnership obtained a loan in the amount of $47,000,000 to fund the acquisition of the Hotel. The loan was secured by the Hotel and required monthly installments of interest-only payments at a rate of one-month LIBOR plus 1.27% through maturity on July 9, 2008. The loan allowed for two one-year extensions of the maturity date if certain conditions were satisfied.

In addition to the above loan, on June 17, 2005, the Partnership obtained a mezzanine note totaling $6,750,000 to fund the acquisition of the Hotel. The mezzanine note was payable in monthly installments of interest only at a rate of one-month LIBOR plus 4.88% through maturity on July 9, 2008 and was unsecured. The mezzanine note allowed for two one-year extensions of the maturity date if certain conditions were satisfied.

On April 9, 2007 the notes payable related to the Partnership were refinanced with a new lender. The refinanced note payable was for $89,250,000. The note is payable in monthly installments of interest-only payments and bears interest at LIBOR plus 1.55% (5.12% at September 30, 2007) with an initial maturity date of May 1, 2009. In addition, the loan allows for three one-year extensions of the maturity date if certain conditions are satisfied.

8	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

In connection with the above mentioned April 2007 note, the Partnership entered into the following interest rate cap agreement that continued to be in place as of September 30, 2007:

					Fair value of
					interest rate
					cap at
	Notional		Expiration	Cap	September 30,
Instrument	amount	Cap rate	date	premium	2007
Interest rate cap	$89,250,000	6.25%	May 1, 2009	$22,378	6,620

The Partnership elected to not designate the interest rate caps as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings. For the nine months ended September 30, 2007 and 2006, the Partnership recognized a loss of $37,971 and $8,982, respectively, which is included in other operating expenses in the accompanying combined consolidated statement of operations. The loss during the nine months ended September 30, 2007 and 2006 includes $22,213 and $8,982, respectively, related to interest rate cap agreements that were settled for $91,000 in April 2007.

(4)	Due from Affiliate

The due from affiliate primarily relates to cash proceeds from the April 2007 debt refinancing held by an affiliate offset by payments made by the affiliate on behalf of the Partnership.

(5)	Management Agreement

On June 17, 2005, the Partnership entered into a Management Agreement with Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Base management fee expense was approximately $1,059,223 and $1,065,920, respectively, for the nine months ended September 30, 2007 and 2006, respectively. There were no incentive management fees in the periods presented.

9	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 4% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At September 30, 2007, the FF&E Reserve balance was approximately $625,195 and is included in restricted cash in the accompanying combined consolidated balance sheet.

(6)	Employee Benefit Plan

Renaissance sponsors and maintains a 401(k) savings plan in which full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by Renaissance on a percentage basis up to 6% of employee salaries. Renaissance’s contributions for the nine months ended September 30, 2007 and 2006, respectively, were approximately $276,940 and $244,024, which were reimbursed by the Partnership, and are recorded in general and administrative expenses in the accompanying combined consolidated statement of operations.

(7)	Oversight Agreement

On June 17, 2005, the Partnership entered into an Oversight Agreement with SCS Hotels, Inc. (SCS). The Oversight Agreement expires in one year with a one-year automatic extension period. The Partnership extended the Oversight Agreement for one year effective June 17, 2006. The Oversight Agreement requires a fee of $25,000 per quarter. Pursuant to the terms of the Oversight Agreement, SCS advises the Partnership in various areas, including monitoring of Hotel operations, budgets, capital expenditures, and marketing. Oversight fees of approximately $75,000 are included in management fee expense on the accompanying combined consolidated statement of operations for the nine months ended September 30, 2007 and 2006.

(8)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

10	(Continued)

WSRH VSP MEZZ, LP AND WSRH CLUB VSP, LLC

(A Delaware Limited Partnership and A Delaware Limited Liability Company)

Notes to Combined Consolidated Financial Statements

(unaudited)

September 30, 2007

(9)	Ground Rent

The Hotel is subject to a long-term ground leases for the hotel, golf course, and marina (the Ground Leases), which have original terms between 99 and 100 years. Rental payments related to one parcel of the hotel, golf course, and the marina increase by the Consumer Price Index (CPI) annually. Rental payments on a second parcel of the main resort increase by 2% annually. Total ground rent expense for the nine months ended September 30, 2007 and 2006, respectively, was $1,311,295 and $1,256,250. As the lease provides for determinable increases in minimum lease payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $116,348 and $117,915 for the nine months ended September 30, 2007 and 2006, respectively. Future minimum lease payments are as follows:

2007	$437,098
2008	1,543,000
2009	1,546,000
2010	1,548,000
2011	1,550,000
2012	1,552,000
Thereafter	131,494,000
$139,670,098

(10)	Subsequent Event

On December 14, 2007, the Partnership sold the Hotel to FelCor Lodging Trust Incorporated for approximately $112,500,000.

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